Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Third Quarter 2010 Operating Results
Baton Rouge, LA — November 3, 2010 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2010.
Three Months Results
Lamar reported net revenues of $286.1 million for the third quarter of 2010 versus $271.8 million for the third quarter of 2009, a 5.3% increase. Operating income for the third quarter of 2010 was $46.6 million as compared to $39.3 million for the same period in 2009. There was net income of $0.8 million for the third quarter of 2010 compared to a net loss of $4.8 million for the third quarter of 2009.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income (loss) at the end of this release) for the third quarter of 2010 was $128.0 million versus $122.5 million for the third quarter of 2009, a 4.5% increase.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the third quarter of 2010 was $75.2 million as compared to $83.0 million for the same period in 2009, a 9.4% decrease.
Pro forma net revenue for the third quarter of 2010 increased 4.6% and pro forma EBITDA increased 4.2% as compared to the third quarter of 2009. Pro forma net revenue and EBITDA include adjustments to the 2009 period for acquisitions and divestitures for the same time frame as actually owned in the 2010 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Nine Months Results
Lamar reported net revenues of $816.6 million for the nine months ended September 30, 2010 versus $793.8 million for the same period in 2009, a 2.9% increase. Operating income for the nine months ended September 30, 2010 was $106.7 million as compared to $77.2 million for the same period in 2009. EBITDA increased to $349.8 million for the nine months ended September 30, 2010 versus $334.6 million for the same period in 2009. There was a net loss of $33.0 million for the nine months ended September 30, 2010 as compared to a net loss of $38.4 million for the same period in 2009.
Free cash flow for the nine months ended September 30, 2010 increased 0.8% to $192.3 million as compared to $190.7 million for the same period in 2009.
Liquidity
As of September 30, 2010 and currently, Lamar had approximately $276 million in total liquidity that consists of $238 million available for borrowing under its revolving senior credit facility and approximately $38 million in cash.

Guidance
For the fourth quarter of 2010 the Company expects net revenue to be approximately $275 million. On a pro forma basis this represents an increase of approximately 4%.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the fourth quarter of 2010. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others; (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on November 4, 2010 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	81735836
Available through Monday, November 8, 2010 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, November 8, 2010 at 11:59 p.m. eastern time
General Information
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 22 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues	$286,138	$271,766	$816,607	$793,750

Operating expenses (income)
Direct advertising expenses	99,595	97,630	297,972	298,055
General and administrative expenses	48,551	42,223	138,919	131,883
Corporate expenses	10,024	9,401	29,950	29,261
Non-cash compensation	4,915	2,946	12,715	9,687
Depreciation and amortization	77,617	83,529	234,124	252,792
Gain on disposition of assets	(1,137)	(3,222)	(3,756)	(5,095)

	239,565	232,507	709,924	716,583

Operating income	46,573	39,259	106,683	77,167

Other expense (income)
Gain on disposition of investment	—	(1,445)	—	(1,445)
(Gain) loss on extinguishment of debt	—	(131)	17,398	(3,670)
Interest income	(14)	(128)	(190)	(442)
Interest expense	45,352	52,090	141,322	145,085

	45,338	50,386	158,530	139,528

Income (loss) before income tax	1,235	(11,127)	(51,847)	(62,361)
Income tax expense (benefit)	454	(6,346)	(18,864)	(24,005)

Net income (loss)	781	(4,781)	(32,983)	(38,356)
Preferred stock dividends	91	91	273	273

Net income (loss) applicable to common stock	$690	($4,872)	($33,256)	($38,629)

Earnings per share:
Basic earnings (loss) per share	$0.01	($0.05)	($0.36)	($0.42)

Diluted earnings (loss) per share	$0.01	($0.05)	($0.36)	($0.42)

Weighted average common shares outstanding:
- basic	92,315,046	91,770,644	92,183,591	91,679,539
- diluted	92,728,863	91,994,981	92,649,166	91,710,406

OTHER DATA
Free Cash Flow Computation:
EBITDA	$127,968	$122,512	$349,766	$334,551
Interest, net	(40,801)	(47,624)	(128,553)	(128,920)
Current tax benefit (expense)	119	15,731	(969)	14,354
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures (1)	(12,024)	(7,539)	(27,712)	(29,010)

Free cash flow	$75,171	$82,989	$192,259	$190,702

(1)	See the capital expenditures detail included below for a breakdown by category.

	September 30,	December 31,
Selected Balance Sheet Data:	2010	2009
Cash and cash equivalents	$38,415	$112,253
Working capital	153,180	104,229
Total assets	3,718,944	3,943,541
Total debt (including current maturities)	2,472,806	2,674,912
Total stockholders’ equity	816,401	831,798

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Other Data:
Cash flows provided by operating activities	$97,009	$75,011	$190,179	$191,422
Cash flows used in investing activities	11,808	5,042	24,927	18,827
Cash flows used in financing activities	73,794	180,018	239,393	139,377

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$97,009	$75,011	$190,179	$191,422
Changes in operating assets and liabilities	(8,145)	18,551	35,422	37,001
Total capital expenditures	(12,024)	(7,539)	(27,712)	(29,010)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(1,578)	(2,943)	(5,357)	(8,438)

Free cash flow	$75,171	$82,989	$192,259	$190,702

Reconciliation of EBITDA to Net income (loss):
EBITDA	$127,968	$122,512	$349,766	$334,551
Less:
Non-cash compensation	4,915	2,946	12,715	9,687
Depreciation and amortization	77,617	83,529	234,124	252,792
Gain on disposition of assets	(1,137)	(3,222)	(3,756)	(5,095)

Operating Income	46,573	39,259	106,683	77,167

Less:
Interest income	(14)	(128)	(190)	(442)
Gain on disposition of investment	—	(1,445)	—	(1,445)
(Gain) loss on extinguishment of debt	—	(131)	17,398	(3,670)
Interest expense	45,352	52,090	141,322	145,085
Income tax expense (benefit)	454	(6,346)	(18,864)	(24,005)

Net income (loss)	$781	($4,781)	($32,983)	($38,356)

	Three months ended
	September 30,
	2010	2009	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$286,138	$271,766	5.3%
Acquisitions and divestitures	—	1,678

Pro forma net revenue	$286,138	$273,444	4.6%

Reported direct advertising and G&A expenses	$148,146	$139,853	5.9%
Acquisitions and divestitures	—	1,361

Pro forma direct advertising and G&A expenses	$148,146	$141,214	4.9%

Reported outdoor operating income	$137,992	$131,913	4.6%
Acquisitions and divestitures	—	317

Pro forma outdoor operating income	$137,992	$132,230	4.4%

Reported corporate expenses	$10,024	$9,401	6.6%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$10,024	$9,401	6.6%

Reported EBITDA	$127,968	$122,512	4.5%
Acquisitions and divestitures	—	317

Pro forma EBITDA	$127,968	$122,829	4.2%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2009 for acquisitions and divestitures for the same time frame as actually owned in 2010.

		Three months ended
		September 30,
		2010	2009
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income		$137,992	$131,913
Less:	Corporate expenses	10,024	9,401
	Non-cash compensation	4,915	2,946
	Depreciation and amortization	77,617	83,529
Plus:	Gain on disposition of assets	1,137	3,222

Operating income		$46,573	$39,259

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Capital expenditure detail by category
Billboards — traditional	$2,832	$1,386	$5,341	$6,447
Billboards — digital	3,905	3,345	8,575	11,592
Logo	2,119	1,205	6,187	3,276
Transit	52	113	726	3,123
Land and buildings	142	165	721	549
Operating equipment	2,974	1,325	6,162	4,023

Total capital expenditures	$12,024	$7,539	$27,712	$29,010